EXHIBIT 10..153.01

                            SCHEDULE

                             to the

                        Master Agreement

                 dated as of December 12, 1997


                            between


      BHOTE KOSHI POWER COMPANY PRIVATE LIMITED (Party A)


                              and


       INTERNATIONAL FINANCE CORPORATION (IFC or Party B)


   Part 1.  Termination Provisions.

   (a) "Specified Entity" means in relation to Party A for the purpose of:

        Section       5(a)(v).........................Not Applicable
        Section       5(a)(vi)........................Not Applicable
        Section       5(a)(vii).......................Not Applicable
        Section       5(b)(iv)........................Not Applicable

        and in relation to Party B for the purpose of:

        Section       5(a)(v).........................Not Applicable
        Section       5(a)(vi)........................Not Applicable
        Section       5(a)(vii).......................Not Applicable
        Section       5(b)(iv)........................Not Applicable


(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.

     If such provisions apply:

     "Specified Indebtedness" will have the meaning specified in Section 14 of this Agreement. In addition, any obligation to pay or deliver in respect of a Derivative shall also constitute "Specified Indebtedness" for purposes of clause (2) of Section 5(a)(vi), if the obligation is not performed as and when due, whether on a scheduled payment or delivery date, in connection with early termination or liquidation or otherwise. For these purposes, "Derivative" means each kind of transaction listed in the definition of "Specified Transaction" entered into between the relevant party or Specified Entity, on the one hand, and any person, on the other.

     "Threshold Amount" means, in respect of Party A, US$0.

(d)  The  "Credit  Event  Upon Merger" provisions  of  Section
     5(b)(iv) will apply to Party A and will not apply to Party B.

(e)  The  "Automatic Early Termination" provisions of  Section
     6(a) will not apply to Party A and will not apply to Party B.

(f)  Payments  on  Early  Termination.   For  the  purpose  of
     Section 6(e) of this Agreement:

     (i)  Loss will apply.

     (ii) The First Method will apply.

(g) "Termination Currency" means, for a Specified Transaction, the currency specified in the Confirmation for that Transaction, if such currency is specified and freely available, and otherwise United States Dollars.

(h) Additional Termination Event in respect of Party A and with respect to any Transaction. Upon the prepayment in whole or in part of the Underlying Obligation (as defined in the Confirmation evidencing such Transaction), Party B shall have the right, upon five (5) Business Days notice to Party A, to designate an Early Termination Date in respect of such Transaction or in respect of a portion of such Transaction under this Agreement (and Party A shall be the Affected Party).


Part 2.  Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will, and IFC will not, make the following representation, and IFC shall make the alternative representations stated in Part 5(c) of this
     Schedule:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the representations specified below, if any, and IFC shall make the alternative representations for purposes of Section 3(f) of this Agreement as set forth in Part 5(c) of this
     Schedule:

     (i)  The following representation will not apply to Party
     A:

           It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection  with  this Agreement and no such  payment  is
     attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

     (ii) The following representation will apply to Party A:

           Each  payment received or to be received by  it  in
     connection   with  this  Agreement  will  be  effectively
     connected with its conduct of a trade or business in the Specified Jurisdiction.


Part 3.  Agreement to Deliver Documents.

     For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)  Tax forms, documents or certificates to be delivered are:

   Party   required     Form/Document/       Date by which  to
   to                   Certificate          be
   deliver document                          delivered

                        N/A                  N/A
   N/A

   (b)  Other documents to be delivered are:

Party
required
to                                                          Covered by
deliver                                                     Section 3(d)
document                                                    Represen-
          Form/Document/                Delivery Date       tation
          Certificate

Party A   Evidence of the authority     Prior to execution        Yes
and       authority, incumbency  and    date of this
Party B   specimen   signature    of    Agreement.
          each person executing this
          Agreement on its behalf;

Party A   Evidence of the authority     Prior to execution        Yes
and       authority, incumbency  and    date of relevant
Party B   specimen signature of each    confirmation.
          each  person  executing  a
          Confirmation on its behalf;

Party A   Certified    copies     of    Prior to execution        Yes
and       documents  evidencing  its    date of this
Party B   authority  to execute  and    Agreement.
          deliver   this   Agreement
          and   each   Confirmation,
          and    to   perform    its
          obligations hereunder;


Party A   Any  document required  or    As soon as practicable    Yes
          permitted  to be delivered    following request
          under  the Risk Management    by Party B.
          Facility   Agreement,   if
          applicable; and

Party A   A  Legal  Opinion covering    Prior to execution        Yes
          any   of  the  above   (as    date of this
          determined by Party B).       Agreement.

Part 4.  Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

     Address for notices or communication to Party A:

     Address:     c/o Panda Energy International, Inc.
                  4100 Spring Valley Road
                  Suite 1001
                  Dallas, Texas 75244
     Attention:   General Counsel

     Facsimile No.: (972) 980-6815
     Telephone No.: (972) 980-7159

     Electronic Messaging System Details:

     Address for notices or communications to Party B:

     Address:     2121 Pennsylvania Avenue, NW
                  Washington, D.C., 20433, U.S.A.
     Attention:   Director, Treasury Operations Department

     Telex  No.:  248423
     Answerback:  World Bank

     Facsimile No.: (202) 676-4376
     Telephone No.: (202) 473-8796

     Electronic Messaging System Details:

(b)  Process Agent.  For the purpose of Section 13(c) of  this
     Agreement:

     Party A appoints as its
     Process Agent: CT Corporation           1633 Broadway
                                        New York, New York

     Party B appoints its Process Agent:     Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party and Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent will be Party B or its designee.

(f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New
     York (without reference to choice of law doctrine).

(g) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will not apply.

(h) "Affiliate" will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here. As regards IFC the term "Affiliate" shall not include the International Development Association, the International Bank for Reconstruction and Development or the Multilateral Investment Guarantee Agency.

Part 5.  Other Provisions.

(a) Status. The "Status" provisions of Section 3(a)(i) shall not apply to IFC. In place thereof IFC represents to Party A that it is an international organization, duly established and validly existing under its Articles of Agreement among the member countries signatory thereto (the "Articles").

(b) Binding Obligations. The "Obligations Binding" provisions of Section 3(a)(v) shall not apply to IFC. In place thereof IFC represents to Party A that its obligations under this Agreement constitute its legal, valid and binding obligations.

(c) Tax Representations of IFC. The following shall constitute the Payer and Payee Tax Representations of IFC for purposes of Section 3(e) and Section 3(f) of this
     Agreement: "Under its Articles IFC, its assets, property, income and its operations and transactions authorized by the Articles are immune from all taxation and from all customs duties levied by countries that are members of IFC. IFC is also immune from liability for the collection or payment of any tax or duty levied by such member country."

(d) Withholding Tax. IFC shall have no obligation to make payments of additional amounts pursuant to the "Deduction or Withholding for Tax" provision of Section 2(d).

(e)  Stamp  Tax.   IFC shall have no obligation  to  make  any
     payment  under  the "Payment of Stamp Tax" provisions  of
     Section 4(e).

(f)  Specified   Information.  The   provisions   of   Section
     4(a)(iii) of this Agreement will not apply to either party.

(g)  Default.   For the purpose of Section 5(a)(vi),  two  new
     subsections (3) and (4) shall be added as follows:

     "(3) the failure of such party or any Specified Entity to comply with any provision, representation or covenant of a credit or guarantee agreement (after giving effect to any applicable grace period); or

     (4) such party is in default under any provision of the Risk Management Facility Agreement."

(h)  Bankruptcy.  The "Bankruptcy" event of default set  forth in Section 5(a)(vii) shall not apply to IFC. In place thereof the following event of default shall apply to
     IFC: "IFC's operations shall have been permanently suspended pursuant to Article V, Section 5 of the Articles."

(i) Jurisdiction. The "Jurisdiction" provisions of Section 13(b) shall not be taken to limit the right of IFC when it is a defendant in any action brought against it in the United States, at any time before the trial thereof, to remove such action from a State court into a district court of the United States for the proper district, under
     Section  8  of the International Finance Corporation  Act
     (22 U.S.C. 282f).

(j)  Waiver   of   Immunities.   The  "Waiver  of  Immunities"
     provisions of Section 13(d) shall not apply to IFC.

(k) IFC Immunities. A new Section 13(e) shall be added to read as follows:

     "Nothing in this Agreement shall operate as or be construed to constitute a waiver, renunciation or any other modification of any privilege or immunity of IFC under Article VI of its Articles or under any applicable law. In particular, Party A acknowledges that in accordance with IFC's Articles, actions may be brought against IFC only in a court of competent jurisdiction in the territories of a member in which IFC has an office, has appointed an agent for the purpose of accepting service or notice of process, or has issued or guaranteed securities. Party A further acknowledges that:

     (i) No actions shall be brought by members of IFC or persons acting for or deriving claims from such members.

     (ii) The property and assets of IFC, wherever located and by whomsoever held, shall be immune from all forms of seizure, attachment or execution before the delivery of final judgment against IFC.

     (iii)     The archives of IFC shall be inviolable."

(l) Reference Market Makers. The definition of "Reference Market-makers" shall be amended by inserting after the word "which" in the second line the words "in the case of Party B are otherwise satisfactory to such party and which in the case of Party A ..."

(m) Facsimile Transmissions. Section 12(a)(iii) shall be deleted in its entirety and replaced by the following:

     "(iii)    if sent by facsimile transmission, on the  date
     receipt is confirmed by return facsimile transmission or by other manner set forth in this Section 12(a)."

(n) Electronic Messaging. Where a confirmation is created by an exchange of electronic messages, such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation, and will supplement, form part of, and be subject to this Agreement, and all provisions contained or incorporated by reference in this Agreement will govern the Confirmation except as modified in the Confirmation.

(o) Forward Rate Transactions. For the purpose of any Transaction that is a forward rate agreement, unless otherwise specified within the relevant confirmation, FRA Discounting will be applicable and the convention for adjustment of Payment Dates, Reset Dates and the Termination Date will be Modified Following Business Day.

(p) Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it.

(q) Definitions. The definitions and provisions contained in the 1991 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. modified in accordance with paragraph (r) below (the "1991 Definitions"), are incorporated into any Confirmation which supplements and forms part of this Agreement unless otherwise specified in the relevant Confirmation. In the event of any conflict between this Agreement and the provisions of the 1991 Definitions, the provisions of this Agreement apply.

(r)  Transactions.    All   references   in   the   1991
     Definitions to "Swap Transactions" are deemed to include "Transactions" as defined in this Agreement and in any Confirmation which supplements and forms part of this Agreement.

(s)  Confirmations.  Each Transaction shall be evidenced
     by  a Confirmation in writing signed by the parties
     substantially in the form of Exhibit I to the  1991
     Definitions.

(t)  Interest  Rate  Caps, Collars and Floors  Addendum.
     Paragraph  4  to  the  May  1989  Addendum  to  the
     Schedule  to  Interest Rate and  Currency  Exchange
     Agreement, published by the International Swaps and Derivatives Association, Inc., relating to Interest
     Rate Caps, Collars and Floors and attached hereto as Annex A is incorporated in this Agreement by this reference and made a part of this Agreement to the same extent as if such Addendum were set forth in full in this Agreement.

(u)  Options.  Paragraph 5 to the July 1990 Addendum  to
     the  Schedule to the Interest Rate Swap  Agreement,
     published   by   the   International   Swaps    and
     Derivatives Association, Inc., relating to options is attached as Annex B and is incorporated in this Agreement by this reference and made a part of this Agreement to the same extent as if such Addendum were set forth in full in this Agreement.

(v)  Legal Opinion.  As a condition of effectiveness  of
     this Agreement, Party B shall have received a legal
     opinion from counsel for Party B, concurred  in  by
     counsel   for   Party  A,  with  respect   to   the
     authorization,   execution,   delivery,   legality,
     validity and enforcement of this Agreement and  the
     Risk   Management   Facility  Agreement   and   the
     Specified Transactions to be executed thereunder, and such opinion shall be in form and substance satisfactory to Party B.

(w)  Reimbursement of Expenses.

           (i)   Party A shall pay to Party B  the  fees
     described in the Risk Management Facility Agreement in accordance with the provisions thereof.

          (ii) Party A shall pay to Party B, or as Party
     B may direct, the fees and expenses of Party B's counsel in Nepal incurred in connection with the giving of any legal opinions required by Party B under this Agreement, the Risk Management Facility
     Agreement, if any, and in connection with any Specified Transaction.

(x)  Eligible  Swap Participant.  Section 3(a)  of  this
     Agreement is amended to add the following new subsection (vi):

     "(vi)      Eligible Swap Participant".   It  is  an
     "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the Regulations of the Commodity Futures Trading Commission."

(y)  Commodity    Definitions.    The   1993   Commodity
     Derivatives  Definitions  published  by  ISDA  (the
     "Commodity   Definitions")  are   incorporated   by
     reference  herein. Any terms used and not otherwise
     defined herein which are contained in the Commodity
     Definitions  shall  have  the  meaning  set   forth
     therein.

(z)  FX  Definitions.   The 1992 ISDA  FX  and  Currency
     Option  Definitions  published  by  ISDA  (the  "FX
     Definitions") are incorporated by reference herein.
     Any terms used and not otherwise defined herein which are defined in the FX Definitions shall have the meaning set forth therein.




                                                  ANNEX A

          International Swap Dealers Association, Inc.

                May 1989 Addendum to Schedule to
          Interest Rate and Currency Exchange Agreement

             Interest Rate Caps, Collars and Floors

     (1) As used in this Agreement or in a Confirmation (i) "Rate Protection Transaction" will mean any Swap Transaction that is identified in the related Confirmation as a Rate Protection Transaction, Rate Cap Transaction, Rate Floor Transaction or Rate Collar Transaction and (ii) "Specified Swap" means, notwithstanding Section 14 of this Agreement but subject to Part 1 of this Schedule, any rate swap, rate cap, rate floor, rate collar, currency exchange transaction, forward rate agreement or other exchange or rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transaction now existing or hereafter entered into between one party to this Agreement (or any applicable Specified Entity) and the other party to this Agreement (or any applicable Specified Entity).

  (2) Notwithstanding anything to the contrary in this Agreement or in any Interest Rate and Currency Exchange Definitions published by the International Swap Dealers Association, Inc. and incorporated in any Confirmation, the following provisions will apply with respect to a Rate Protection
Transaction:

     (a) the Floating Rate applicable to any Calculation Period will be (i) with respect to a Floating Rate Payer for which a Cap Rate is specified, the excess, if any, of the Floating Rate calculated as provided in this Agreement (without reference to this paragraph 2(a)) over the Cap Rate and (ii) with respect to a Floating Rate Payer for which a Floor Rate is specified, the excess, if any, of the Floor Rate over the Floating Rate calculated as provided in this Agreement (without reference to this paragraph 2(a)):

     (b) "Cap Rate" means, in respect of any Calculation Period, the per annum rate specified as such for that Calculation Period, and

     (c) "Floor Rate" means, in respect of any Calculation Period, the per annum rate specified as such for that Calculation Period.

  (3) For purposes of the determination of a Market Quotation for a Terminated Transaction in respect of which a party ("X") had, immediately prior to the designation or occurrence of the relevant Early Termination Date, no future payment obligation, whether absolute or contingent, under Section 2(a)(i) of this Agreement with respect to the Terminated transaction, (i) the quotations obtained from Reference Market-makers shall be such as to preserve the economic equivalent of the payment obligations of the party ("Y") that had, immediately prior to the designation or occurrence of the relevant Early Termination Date, future payment obligations, whether absolute or contingent, under Section
2(a)(i) of this Agreement with respect to the Terminated Transaction and (ii) if X is making the determination such amounts shall be expressed as positive amounts and if Y is making the determination such amounts shall be expressed as negative amounts.

  (4) Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as one of the parties to this Agreement ("X") shall have satisfied in full all its payment obligations under Section 2(a)(i) of this Agreement and shall at the time have no future payment obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to X or any Specified Entity of X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant to
Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) of this Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of this Agreement with respect to Y as the Burdened Party.


                                                       ANNEX B

          International Swap Dealers Association, Inc.

                July 1990 Addendum to Schedule to
                  Interest Rate Swap Agreement

                             Options

  (1) As used in this Agreement or in any Confirmation. "Option" means any Rate Swap Transaction that is identified in the related Confirmation as an Option and provides for the grant by Seller to Buyer of (i) the right to cause an underlying Rate Swap
Transaction, the terms of which are identified in that Confirmation (an "Underlying Rate Swap Transaction"), to become effective, (ii) the right to cause Seller to pay Buyer pursuant to Section 2(a) of this Agreement the Cash Settlement Amount, if any, in respect of the Underlying Rate Swap Transaction on the
Cash Settlement Payment Date, (iii) the right to cause the Optional Termination Date to become the Termination Date of the related Rate Swap Transaction that is identified in that Confirmation (a "Related Rate Swap Transaction") or (iv) any of the right or rights specified in the related Confirmation. An Option may provide for the grant of one or more of the foregoing rights, all of which can be identified in a single Confirmation.

  (2) The following capitalized terms, if used in relation to an Option, have the respective meanings specified in or pursuant to the related Confirmation (or elsewhere in this Agreement):
"Buyer", "Seller", "Option Premium", "Option Premium Payment Date", "Cash Settlement Payment Date", "Cash Settlement Amount", "Optional Termination Date", "Exercise Terms" and "Option Exercise Period".

  (3)  The following provisions will apply with respect to an Option:

     (a) Buyer will pay Seller pursuant to Section 2(a) of this Agreement the Option Premium, if any, on the Option Premium Payment Date or Dates.

     (b) On the terms set forth in this Agreement (including the related Confirmation), Seller grants to Buyer pursuant to the Option, (I) if "Physical Settlement" is specified to be applicable to the Option, the right to cause the Underlying Rate Swap Transaction to become effective, (ii) if "Cash Settlement" is specified to be applicable to the Option, the right to cause Seller to pay Buyer pursuant to Section 2(a) of this Agreement the Cash Settlement Amount, if any, in respect of the Underlying Rate Swap Transaction on the Cash Settlement Payment Date or
          (iii) if "Optional Termination" is specified to be applicable to the Option, the right to cause the Optional Termination Date to become the Termination Date of the Related Rate Swap Transaction. The Underlying Rate Swap Transaction, if any, shall not become effective unless (i) "Physical Settlement" is specified to be applicable to the Option and (ii) the right to cause that Underlying Rate Swap Transaction to become effective has been exercised.

     (c) Buyer may exercise the right or rights granted pursuant to the Option only by delivering irrevocable notice (a "Notice of Exercise") to Seller (which, notwithstanding any other provision of this Agreement or the Code, may be delivered orally (including by telephone)). The Notice of Exercise must become effective during the Option Exercise Period and must include the Exercise Terms, if any.

     (d) Buyer will, if "Written Confirmation" is specified to be applicable to the Option or upon demand from Seller (which notwithstanding any other provision of this Agreement or the Code, may be delivered orally (including by telephone)), (i) execute a written confirmation confirming the substance of the Notice of Exercise and deliver the same to Seller or (ii) issue a telex to Seller setting forth the substance of the Notice of Exercise. Buyer shall cause such executed written confirmation or telex to be received by Seller within one Local Banking Day following the date that the Notice of Exercise or Seller's demand, as the case may be, becomes effective. If not received within such time, Buyer will be deemed to have satisfied its obligations under the immediately preceding sentence at the time that such executed written confirmation or telex becomes effective.

     (e) Any notice or communication given, and permitted to be given, orally (including by telephone) in connection with the Option will be effective when actually received by the recipient.

  (4) For purposes of the determination of a Market Quotation for a Terminated Transaction that is identified as an Option, the quotations obtained from Reference Market-makers shall take into account, as of the relevant Early Termination Date, the economic equivalent of the right or rights granted pursuant to that Option which are or may become exercisable.

  (5) Notwithstanding the terms of Sections 5 and 6 of this Agreement and Section 11.6 of the Code, if at any time and so long as the parties to this Agreement ("X") shall have satisfied in full all its payment obligations under Section 2(a) of this Agreement and shall at the time have no future payment obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to X or any Specified Entity of X shall not constitute an Event of Default or Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant in (I) either Section 5(b)(i) or 5(b)(ii) of this Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of this Agreement with respect to Y as the Burdened Party. For purposes of this Agreement. "Potential Event of Default" means an event that with the giving of notice or lapse of time (or both) would become an Event of Default.